UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 31, 2006

VERIGY LTD.

(Exact name of registrant as specified in its charter)

Singapore	000-1352341	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave 7

Singapore 768923

(Address of principal executive offices, including zip code)

(+65) 6377-1688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Pursuant to the Master Separation and Distribution Agreement and an Employee Matters Agreement entered into between Verigy Ltd. and Agilent Technologies, Inc. in connection with Verigy’s separation from Agilent (collectively the “Separation Agreements”), on October 31, 2006, Agilent cancelled the unvested Agilent equity awards held by Verigy employees as of October 31, 2006 (the “Original Agilent Awards”).  In accordance with the Separation Agreements, and in connection with the cancellation of the Original Agilent Awards, the compensation committee of the board of directors of Verigy Ltd. approved and issued under the Verigy Ltd. 2006 Equity Incentive Plan replacement Verigy equity awards to Verigy employees whose Original Agilent Awards were cancelled (the “Replacement Awards”).

As specified in the Separation Agreements, the Replacement Awards: (i) are exercisable for that number of whole Verigy ordinary shares equal to the product of the number of shares of Agilent common stock that were issuable upon exercise of the Original Agilent Award as of October 31, 2006, multiplied by the Ratio, rounded down to the nearest whole number of Verigy ordinary shares, and (ii) have a per share exercise price equal to the quotient determined by dividing the exercise price per share of Agilent common stock at which the Original Agilent Award was exercisable as of October 31, 2006, by the Ratio, rounded up to the nearest cent.  The term Ratio means: the quotient of (a) the average of the high and low per-share trading prices of Agilent common stock on the NYSE on October 30, 2006, divided by (b) the average of the high and low per-share trading prices of Verigy common stock on the NASDAQ National Market on October 31, 2006.  Each of the Replacement Awards vests according to the original vesting schedule of the Original Agilent Award.

The Replacement Awards issued to executive officers of Verigy pursuant to the Separation Agreements are summarized in the following table:

	Number of Options		Number of Restricted Share Units		Grant Date
Gayn Erickson	34,289	(1)	N/A		October 31, 2006
Kristen Robinson	35,352	(2)	N/A		October 31, 2006
Pascal Ronde	N/A		43,837	(3)	October 31, 2006
Hans-Juergen Wagner	31,897	(4)	N/A		October 31, 2006

(1)  2,924 of the ordinary shares subject to Mr. Erickson’s Replacement Awards have a exercise price per share of $7.48 and become vested on November 19, 2006; 11,164 of the ordinary shares subject to Mr. Erickson’s Replacement Awards have a exercise price per share of $10.19 and become vested in three equal installments on January 24, 2007, January 24, 2008, and January 24, 2009; 6,379 of the ordinary shares subject to Mr. Erickson’s Replacement Awards have a exercise price per share of $15.77 and vest as to one-half of the shares on January 26, 2007, and one-half of the shares on January 26, 2008; 5,316 of the ordinary shares subject to Mr. Erickson’s Replacement Awards have a exercise price per share of $11.98 and vest as to one-half of the shares on July 20, 2007, and one-half of the shares on July 20, 2008; and 8,506 of the ordinary shares subject to Mr. Erickson’s Replacement Awards have a exercise price per share of $10.28 and vest as to one-half of the shares on September 10, 2007, and one-half of the shares on September 10, 2008.

(2)  3,987 of the ordinary shares subject to Ms. Robinson’s Replacement Awards have a exercise price per share of $7.48 and become vested on November 19, 2006; 23,923 of the ordinary shares subject to Ms. Robinson’s Replacement Awards have a exercise price per share of $10.19 and become vested in three equal installments on January 24, 2007, January 24, 2008, and January 24, 2009; and 7,442 of the ordinary shares subject to Ms. Robinson’s Replacement Awards have a exercise price per share of $15.77 and vest as to one-half of the shares on January 26, 2007, and one-half of the shares on January 26, 2008.

(3)  Mr. Ronde was granted restricted share units in connection with the cancellation of his cancelled Original Agilent Awards.  Each replacement restricted share unit will vest two years from the date of grant but will not be distributed until November 1, 2010.

(4)  5,316 of the ordinary shares subject to Mr. Wagner’s Replacement Awards have a exercise price per share of $7.48 and become vested on November 19, 2006; 19,139 of the ordinary shares subject to Mr. Wagner’s Replacement Awards have a exercise price per share of $10.19 and become vested in three equal installments on January 24, 2007, January 24, 2008, and January 24, 2009; and 7,442 of the ordinary shares subject to Mr. Wagner’s Replacement Awards have a exercise price per share of $15.77 and vest as to one-half of the shares on January 26, 2007, and one-half of the shares on January 26, 2008.

The forms of equity award agreements are filed as exhibits hereto.

Item 5.01 Changes in Control of Registrant

On October 31, 2006, Agilent Technologies, Inc. completed its distribution of the shares it owns of Verigy Ltd.  Before the distribution, Agilent held approximately 85% of Verigy’s outstanding ordinary shares.  Agilent distributed 0.122435 of a Verigy ordinary share as a dividend on each share of Agilent common stock outstanding on October 16, 2006, the record date for the distribution.  This action completes the previously announced distribution described in Verigy’s Form 8-K filed with the Securities and Exchange Commission on September 21, 2006.  After the distribution, Agilent no longer holds any ordinary shares of Verigy.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

10.2.9	Form of Replacement Option Award Agreement for U.S. Employees
10.2.10	Form of Replacement Option Award Agreement for Employees Outside the U.S.
10.2.11	Form of Replacement Share Unit Agreement for Employees Located in France

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel Vice President and General Counsel

Date:  November 1, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.2.9	Form of Replacement Option Award Agreement for U.S. Employees
10.2.10	Form of Replacement Option Award Agreement for Employees Outside the U.S.
10.2.11	Form of Replacement Share Unit Agreement for Employees Located in France